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                                                                   EXHIBIT 10.42


                             CO-MARKETING AGREEMENT

                  THIS MARKETING AGREEMENT (this "Agreement"), dated this 4th day of November, 1999 (the "Effective Date"), is by and between priceline.com Incorporated, a Delaware corporation ("priceline"), and Net2Phone, Inc., a Delaware corporation ("Carrier").

                                    RECITALS

                  WHEREAS, priceline is in the business of providing airline tickets and other consumer products and services to consumers primarily through the Internet;

                  WHEREAS, Carrier is in the business of providing Internet protocol telephone services; and

                  WHEREAS, priceline and Carrier desire to enter into a co-marketing arrangement.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I
                                   PROMOTIONS


         1.1 Description of Promotion. The promotion (the "Best Efforts Card Promotion") will be operated by priceline commencing on or before [****] and expiring on [****]. The Best Efforts Card Promotion will be offered to selected customers of priceline who have made a reasonable offer for an airline ticket through priceline's demand collection service for airline tickets but have failed to have their offer accepted. Under the Best Efforts Card Promotion, Priceline will contact selected customers and provide them the ability to improve their chances of having their offer accepted if they agree to increase their offer price by a dollar amount determined by Priceline and agree to apply for a free [****]Carrier calling card account. Priceline will disclose that such accounts will be automatically renewed when the balance drops below [****] and charged by Carrier to the customer's credit card unless deactivated by customer. Within 72 hours following each customer's electing to participate in the Best Efforts Card Promotion, Carrier shall provide an activated [****] calling card account number. Each calling card account will be provided by Carrier free of charge to the customer and/or Priceline.

         1.2 Compensation. [****] The [****] shall be payable immediately upon the execution of this Agreement. [****] shall be payable within 15 days following priceline's delivery of the invoice thereof.

         1.3 Priceline shall deliver [****] activated new calling card accounts during the Term. Upon activation such Priceline customers also become customers of Carrier. In the event Priceline fails to deliver the [****] activated new calling card accounts during the Term, Priceline agrees to continue the Promotion until said level is achieved.
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                                   ARTICLE II
                               RECORDS AND REPORTS

         2.1 Records. Each party shall maintain accurate records with respect to whether the participating customers are completing their obligations under the applicable promotion including, without limitation, maintaining records necessary for the parties to verify the amount of compensation to be paid to priceline under this Agreement. The parties shall cooperate to prepare and provide to each other such other records and reports that either party may reasonably request. All such records shall be open for inspection and audit by representatives and agents of the parties during normal business hours.


                                  ARTICLE III
                                 PRIVACY POLICY

             Carrier agrees that under no circumstances will it use, disclose or disseminate any customer identifying information collected in the application process of the Best Efforts Card Promotion in violation of current and/or further consumer privacy legislation or priceline's privacy policy in effect from time to time. In addition, Carrier acknowledges and agrees that without Carrier first obtaining the prior written consent of a subject customer (i) Carrier will not sell, transfer, share or otherwise disclosed to any third party any individual customer's information obtained by, or provided to, Carrier in connection with this Agreement, including, without limitation, any customer's name, mailing address, e-mail address or telephone number or credit card information.


                                   ARTICLE IV
                                TERM; TERMINATION

         4.1 Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall terminate on [****].


                                   ARTICLE V
                                 INDEMNIFICATION

         5.1 Indemnity. Each party shall indemnify, defend, and hold harmless the other and its affiliates, officers, agents, and employees, from all claims, suits, actions, demands, damages, liabilities, expenses (including reasonable fees and disbursements of counsel), judgments, settlements and penalties of every kind to the extent resulting from, arising out of, or incurred in connection with (a) any breach by such party of any representation, warranty, covenant, agreement or other obligation contained herein; and/or (b) the negligent, intentionally wrongful or illegal acts or omissions of such party, its employees, agents, subcontractors or other representatives and/or (c) violations of any federal, state, local and/or international laws, rules and/or regulations to which such party is subject.

         5.2 Indemnification Procedures. The Indemnified Party shall notify the Indemnifying Party in writing of any suits, claims or demands covered by this indemnity promptly after becoming aware of such suits, claims or demands. Promptly after receipt of such notice, the Indemnifying Party shall assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party fails, within a reasonable time after receipt


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of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnified Party, or if, in the reasonable judgment of the Indemnified Party, a direct or indirect conflict of interest exists between the parties with respect to the claim, or if in the sole judgment of the Indemnified Party the assumption and conduct of the defense by the Indemnified Party would materially and adversely affect the Indemnified Party in any manner or prejudice its ability to conduct a successful defense, then the Indemnified Party shall have the right to undertake the defense, compromise and settlement of such claim for the account and at the expense of the Indemnifying Party. Notwithstanding the above, if the Indemnified Party in its sole discretion so elects, the Indemnified Party may also participate in the defense of such actions by employing counsel at its expense, without waiving the Indemnified Party's obligations to indemnify or defend. The Indemnifying Party shall not settle or compromise any claim or consent to the entry of any judgment without the prior written consent of the Indemnified Party and without an unconditional release of all liability by each claimant or plaintiff to the Indemnified Party.

         5.3 Limitations of Liability.

                  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, RELIANCE, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, PROSPECTIVE BUSINESS, DATA, OR USE, INCURRED BY EITHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         5.4 The provisions of this Article V shall survive any termination of this Agreement.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.1 Relationship of the Parties. Nothing in this Agreement is intended to or shall be construed to constitute or establish an agency, joint venture, partnership or fiduciary relationship between the parties, and neither party shall have the right or authority to act for or on behalf of the other party.

         6.2 Waiver; Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by a duly authorized representative of each of the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         6.3 Invalidity. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or invalid to any extent, the remainder of this Agreement shall not be affected thereby, and this Agreement shall be construed to the fullest extent possible so as to give effect to the intentions of the provision found unenforceable or invalid.


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         6.4 Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered to each party hereto at the address set forth on the signature page hereto. Such notices shall be deemed to be effective five (2) business days after the same shall be deposited, postage prepaid, in the mail.

         6.5 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

         6.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         6.7 Headings. All headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of any provision or provisions of this Agreement.

              INTENTIONALLY LEFT BLANK - THE SIGNATURE PAGE IS NEXT




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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.


                               PRICELINE.COM INCORPORATED


                               By: /s/ Daniel H. Schulman
                               Name: Daniel H. Schulman
                               Title: President and Chief Operating Officer

                               Address Notices to:
                               Five High Ridge Park
                               Stamford, CT 06905
                               Attn: General Counsel


                               NET2PHONE, INC.


                               By: /s/ Howard Balter
                               Name: Howard Balter
                               Title: Chief Executive Officer

                               Address Notices to:
                               171 Main Street
                               Hackensack, NJ 07601
                               Attn: Scott Sobel, Director Business Development
                               Cc: General Counsel


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